                                                                    EXHIBIT 4.22


--------------------------------------------------------------------------------

                                TRUST AGREEMENT
                                (1992 757 [__])

                        Dated as of December [__], 1992

                                    between

                       GENERAL FOODS CREDIT CORPORATION,
                               Owner Participant


                                      and


                         THE CONNECTICUT NATIONAL BANK,
                                 Owner Trustee


                       ---------------------------------


                       One Boeing Model 757-222 Aircraft
                  M.S.N. [____], U.S. Registration No. N[____]

--------------------------------------------------------------------------------

                                TRUST AGREEMENT

                               TABLE OF CONTENTS

                                                                                                             Page
ARTICLE I             DEFINITIONS AND TERMS................................................................     1
     Section 1.1      Certain Definitions..................................................................     1

ARTICLE II            AUTHORITY TO EXECUTE CERTAIN OPERATIVE DOCUMENTS; DECLARATION OF TRUST...............     3
     Section 2.1      Authority to Execute Documents.......................................................     3
     Section 2.2      Declaration of Trust.................................................................     3

ARTICLE III           ACCEPTANCE AND DELIVERY OF AIRCRAFT; ISSUANCE OF LOAN CERTIFICATES; TITLE TO AIRCRAFT     3
     Section 3.1      Authorization........................................................................     3
     Section 3.2      Conditions Precedent.................................................................     5

ARTICLE IV            RECEIPT, DISTRIBUTION AND APPLICATION OF INCOME FROM THE TRUST ESTATE................     6
     Section 4.1      Distribution of Payments.............................................................     6
     Section 4.2      Method of Payments...................................................................     7

ARTICLE V             DUTIES OF THE OWNER TRUSTEE..........................................................     7
     Section 5.1      Notice of Event of Default or Event of Loss..........................................     7
     Section 5.2      Action Upon Instructions.............................................................     8
     Section 5.3      Indemnification......................................................................     9
     Section 5.4      No Duties Except as Specified in Trust Agreement or Instructions.....................    10
     Section 5.5      No Action Except Under Specified Documents or Instruction............................    11

ARTICLE VI            THE OWNER TRUSTEE....................................................................    11
     Section 6.1      Acceptance of Trusts and Duties......................................................    11
     Section 6.2      Absence of Certain Duties............................................................    11
     Section 6.3      No Representations or Warranties as to Certain Matters...............................    12
     Section 6.4      No Segregation of Monies Required; No Interest.......................................    13
     Section 6.5      Reliance Upon Loan Certificates, Counsel and Agents..................................    14
     Section 6.6      Not Acting in Individual Capacity....................................................    14
     Section 6.7      Fees; Compensation...................................................................    15
     Section 6.8      Tax Returns..........................................................................    15

                                                                                                             Page
ARTICLE VII           INDEMNIFICATION OF THE CONNECTICUT NATIONAL BANK BY OWNER PARTICIPANT................    16
     Section 7.1      Owner Participant to Indemnify The Connecticut National Bank.........................    16

ARTICLE VIII          TRANSFER OF AN OWNER PARTICIPANT'S INTEREST..........................................    18
     Section 8.1      Transfer of Interests................................................................    18

ARTICLE IX            SUCCESSOR OWNER TRUSTEES; CO-TRUSTEES................................................    18
     Section 9.1      Resignation of Owner Trustee; Appointment of Successor...............................    18
     Section 9.2      Co-Trustees and Separate Trustees....................................................    20

ARTICLE X             SUPPLEMENTS AND AMENDMENTS TO TRUST AGREEMENT AND OTHER DOCUMENTS....................    22
     Section 10.1     Supplements and Amendments and Delivery Thereof......................................    22
     Section 10.2     Discretion as to Execution of Documents..............................................    23
     Section 10.3     Absence of Requirements as to Form...................................................    23
     Section 10.4     Distribution of Documents............................................................    23
     Section 10.5     No Request Needed as to Lease Supplement and Indenture Supplement....................    24

ARTICLE XI            MISCELLANEOUS........................................................................    24
     Section 11.1     Termination of Trust Agreement.......................................................    24
     Section 11.2     Owner Participant Has No Legal Title in Trust Estate.................................    25
     Section 11.3     Assignment, Sale, etc. of Aircraft...................................................    25
     Section 11.4     Trust Agreement for Benefit of Certain Parties Only..................................    25
     Section 11.6     Notices..............................................................................    26
     Section 11.7     Severability.........................................................................    26
     Section 11.8     Waivers, etc.........................................................................    27
     Section 11.9     Counterparts.........................................................................    27
     Section 11.10    Binding Effect, etc..................................................................    27
     Section 11.11    Headings; References.................................................................    27
     Section 11.12    Governing Law........................................................................    27
     Section 11.13    Authorization to Owner Trustee for Trust Indenture...................................    27
     Section 11.14    Limitation on Owner Participant's Liability..........................................    28

                                 TRUST AGREEMENT

     This TRUST AGREEMENT (1992 757 [__]) dated as of December [__], 1992 between GENERAL FOODS CREDIT CORPORATION, a Delaware corporation (the "Owner Participant"), and THE CONNECTICUT NATIONAL BANK, a national banking association (in its individual capacity, "The Connecticut National Bank", and otherwise not in its individual capacity but solely as trustee hereunder with its permitted successors and assigns called the "Owner Trustee");

                             W I T N E S S E T H:

                                   ARTICLE I

                             DEFINITIONS AND TERMS

     Section 1.1 Certain Definitions. Unless the context shall otherwise require and except as contained in this Section 1.1, the capitalized terms used herein shall have the respective meanings assigned thereto in the Lease (as hereinafter defined) or, if not defined therein, in the Trust Indenture (as hereinafter defined). All definitions contained in this Section 1.1 shall be equally applicable to both the singular and plural forms of the terms defined. For all purposes of this Trust Agreement the following terms shall have the following meanings:

     "Bill of Sale" means the Owner Trustee's Bill of Sale and the Owner Trustee's FAA Bill of Sale.

     "Commitment" means, in the case of the Owner Participant, the amount of its participation to be made in connection with its equity investment in the beneficial ownership of the Aircraft and, in the case of the Loan Participants, the original principal amount of the Loan Certificates to be acquired by them.

     "Lease" means the Lease Agreement (1992 757 [__]) dated as of December [__], 1992, and to be entered into by the Owner Trustee and the Lessee concurrently with the execution and delivery of this Trust Agreement, as said Lease Agreement may from time to time be supplemented or amended, or the terms thereof waived or modified. Where the context does not otherwise require, the term "Lease" shall also include each Lease Supplement from time to time entered into pursuant to the terms of the Lease.

     "Lessee" means United Air Lines, Inc., a Delaware corporation, in its capacity as lessee under the Lease, and its permitted successors or assigns.

     "Manufacturer" means The Boeing Company, a Delaware corporation.

     "Owner Participant" means General Foods Credit Corporation, a Delaware corporation, so long as it shall not have assigned all its interest under this Trust Agreement, and each other person or persons which may from time to time become a party to this Trust Agreement as an Owner Participant pursuant to the terms of Article VIII hereof.

     "Owner Trust Advance" means, with respect to any Loan Participant, at any time, the amount advanced to the Owner Trustee by such Loan Participant pursuant to the Participation Agreement, or where the context may require, the then outstanding principal amount of such Owner Trust Advance.

     "Trust Estate" means all estate, right, title and interest of the Owner Trustee, as Owner Trustee hereunder, in and to the Aircraft, the Lease, any Lease Supplement, the Purchase Agreement, the Owner Trustee's Purchase Agreement, the Consent and Agreement, the Guaranty Agreement and the Owner Trustee's Bill of Sale and the Owner Trustee's FAA Bill of Sale, including, without limitation, all amounts of Rent, insurance proceeds (other than insurance proceeds payable to or for the benefit of any Indemnified Party) and requisition, indemnity or other payments of any kind for or with respect to the Aircraft. Notwithstanding the foregoing, "Trust Estate" shall not include any Excluded Payments.

     "Trust Indenture" means the Trust Indenture and Mortgage (1992 757 [__]) dated as of December [__], 1992, between the Owner Trustee and the Mortgagee, as the same may be supplemented, amended or modified from time to time.

     "Trust Officer" shall mean the Corporate Trust Department of the Owner Trustee at 777 Main Street, Hartford, Connecticut 06115, Attention: Corporate Trust Department (M.S.N.-238) or the principal corporate trust office of any successor Owner Trustee.

                                  ARTICLE II

               AUTHORITY TO EXECUTE CERTAIN OPERATIVE DOCUMENTS;
                             DECLARATION OF TRUST

     Section 2.1 Authority to Execute Documents. The Owner Participant hereby authorizes and directs the Owner Trustee to, and the Owner Trustee agrees for the benefit of the Owner Participant that it will, execute and deliver the Operative Documents and any other agreements, instruments or documents to which the Owner Trustee is a party in the respective forms thereof in which delivered from time to time by the Owner Participant to the Owner Trustee for execution and delivery and, subject to the terms hereof, to exercise its rights and perform its duties under such Operative Documents in accordance with the terms thereof.

     Section 2.2 Declaration of Trust. The Owner Trustee hereby declares that it will hold the Trust Estate upon the trusts hereinafter set forth for the use and benefit of the Owner Participant, subject, however, to the provisions of and the Lien created by the Trust Indenture as security for the Loan Certificates, for the ratable use and benefit of the Holders thereof, as provided in the Trust Indenture.

                                  ARTICLE III

                     ACCEPTANCE AND DELIVERY OF AIRCRAFT;
               ISSUANCE OF LOAN CERTIFICATES; TITLE TO AIRCRAFT

     Section 3.1 Authorization. The Owner Participant hereby authorizes and directs the Owner Trustee to, and the Owner Trustee agrees for the benefit of the Owner Participant that it will, on the Closing Date, subject to due compliance with the terms of Section 3.2 hereof:

          (a) to the extent not previously accomplished by a prior authorization, authorize a representative or representatives of the Owner Trustee to accept delivery of the Aircraft on the Closing Date thereof pursuant to the Participation Agreement and the Lease;

          (b) purchase the Aircraft pursuant to the Owner Trustee's Purchase Agreement and accept from the Lessee the Owner Trustee's FAA Bill of Sale, furnished pursuant to the Participation Agreement;

          (c) execute and deliver a Lease Supplement covering the Aircraft;

          (d) execute and deliver an Indenture Supplement covering the Aircraft;

          (e) make payment to Lessee of Lessor's Cost for the Aircraft from the aggregate amount of the Commitments for the Aircraft of the Owner Participant and the Loan Participants, to the extent received by the Owner Trustee, in the manner provided in the Participation Agreement;

          (f) execute, issue and deliver to each Loan Participant the Loan Certificate or Loan Certificates to be issued by it, in an aggregate principal amount equal to such Loan Participant's Owner Trust Advance and otherwise as provided in Section 2.2 of the Trust Indenture;

          (g) execute and deliver the financing statements referred to in
     Section 4(iv) of the Participation Agreement, together with all other agreements, documents and instruments referred to in Section 4 to which the Owner Trustee is to be a party;

          (h) execute, deliver and cause to be filed or accommodate the filing with the FAA of documents necessary to effect the registration of the Aircraft in the name of the Owner Trustee; including: (i) the Owner Trustee's FAA Bill of Sale; (ii) an application for registration of the Aircraft in the name of the Owner Trustee (including, without limitation, affidavits from the Owner Participant and the Owner Trustee in compliance with the provisions of 14 C.F.R. (S) 47.7(c)(2)(ii) (1979)); and (iii) this Trust Agreement;

          (i) execute and deliver all such other instruments, documents or certificates and take all such other actions in accordance with the directions of the Owner Participant, as the Owner Participant may deem necessary or advisable in connection with the transactions contemplated hereby; and

          (j) take such other action as may be required of the Owner Trustee by the Owner Participant hereunder or under the Participation Agreement, the Trust Indenture or the Lease.

     The Owner Participant hereby authorizes and directs the Owner Trustee to, and the Owner Trustee agrees for the benefit of the Owner Participant that it will, promptly after the delivery of the Aircraft to the Owner Trustee, cause the Aircraft to be leased to Lessee under the Lease.

     Section 3.2 Conditions Precedent. The rights and obligations of the Owner Trustee to take the actions required by Section 3.1 hereof with respect to the Aircraft shall be subject to the following conditions precedent: (a) the Owner Participant and each Loan Participant shall have made the full amount of its respective Commitments available to the Owner Trustee, in same day funds, in accordance with Section 1(c) of the Participation Agreement; and (b) the conditions of Section 4 of the Participation Agreement shall have been either fulfilled to the satisfaction of or waived by the Owner Participant and the Loan Participants.

                                  ARTICLE IV

                     RECEIPT, DISTRIBUTION AND APPLICATION
                        OF INCOME FROM THE TRUST ESTATE

     Section 4.1 Distribution of Payments. (a) Payments to Mortgagee. Until the Trust Indenture shall have been terminated in accordance with its terms, all Rent, insurance proceeds and requisition, indemnity or other payments of any kind included in the Trust Estate (other than Excluded Payments) payable to the Owner Trustee shall be payable directly to the Mortgagee (and if any of the same are received by the Owner Trustee shall upon receipt be paid over to the Mortgagee without deduction, set-off or adjustment of any kind) for distribution in accordance with the provisions of Article III of the Trust Indenture; provided, however, that any payments received by the Owner Trustee from (i) the Lessee with respect to the Owner Trustee's fees and disbursements, or (ii) the Owner Participant pursuant to Article VII hereof shall not be paid over to the Mortgagee but shall be retained by the Owner Trustee and applied toward the purpose for which such payments were made.

     (b) Payments to Owner Trustee; Other Parties. After the Trust Indenture shall have been discharged in accordance with its terms, any payment of the type referred to in Section 4.1(a) hereof (other than Excluded Payments) received by the Owner Trustee, any payments received from the Mortgagee other than as specified in

Section 4.1(d) hereof and any other amount received as part of the Trust Estate and for the application or distribution of which no provision is made herein, shall be distributed forthwith upon receipt by the Owner Trustee in the following order of priority: first, so much of such payment as shall be required to reimburse the Owner Trustee for any fees, expenses or costs not otherwise reimbursed or paid as to which the Owner Trustee is then entitled to be so reimbursed or paid pursuant to the provisions hereof shall be retained by the Owner Trustee; second, so much of the remainder for which provision as to the application thereof is contained in the Lease or any of the other Operative Documents shall be applied and distributed in accordance with the terms of the Lease or such other Operative Document; and third, the balance, if any, shall be paid to the Owner Participant.

     (c) Certain Distributions to Owner Participant. All amounts from time to time distributable by the Mortgagee to the Owner Participant pursuant to the Trust Indenture shall, if paid to the Owner Trustee, be distributed by the Owner Trustee to the Owner Participant and in accordance with the provisions of
Article III of the Trust Indenture; provided, however, that any payments received by the Owner Trustee from (i) the Lessee with respect to the Owner Trustee's fees and disbursements or (ii) the Owner Participant pursuant to
Article VII hereof shall not be paid over to the Mortgagee but shall be retained by the Owner Trustee and applied toward the purpose for which such payments were made.

     (d) Excluded Payments. Any Excluded Payments received by the Owner Trustee shall be paid by the Owner Trustee to the Person to whom such Excluded Payments are payable under the provisions of the Participation Agreement, the Tax Indemnity Agreement or the Lease.

     Section 4.2 Method of Payments. The Owner Trustee shall make distributions or cause distributions to be made to the Owner Participant pursuant to this
Article IV by transferring by wire transfer the amount to be distributed to such account or accounts of the Owner Participant as the Owner Participant may designate from time to time in writing to the Owner Trustee. Notwithstanding the foregoing, the Owner Trustee will, if so requested by the Owner Participant in writing, pay any or all amounts payable to the Owner Participant pursuant to this Article IV either (i) by crediting such amount or amounts to an account or accounts maintained by the Owner Participant with the Owner Trustee in its individual capacity in immediately available funds, (ii) by payment at the Trust Office of the Owner Trustee, in immediately available funds, or (iii) by mailing an official bank check or checks in such amount or amounts payable to the Owner Participant at such address as the Owner Participant shall have designated in writing to the Owner Trustee.

                                   ARTICLE V

                          DUTIES OF THE OWNER TRUSTEE

     Section 5.1 Notice of Event of Default or Event of Loss. If the Owner Trustee shall have knowledge of a Lease Event of Default or Indenture Event of Default (or an event which with the passage of time or the giving of notice or both would constitute a Lease Event of Default or an Indenture Event of Default) or an Event of Loss, the Owner Trustee shall give to the Owner Participant and the Mortgagee prompt telephonic or telex notice thereof followed by prompt confirmation thereof by certified mail, postage prepaid, provided that (i) in the case of an event which with the passage of time would constitute an Indenture Event of Default referred to in Section 4.2 of the Trust Indenture, such notice shall in no event be furnished later than ten days after the Owner Trustee shall first have knowledge of such event and (ii) in the case of a misrepresentation by the Owner Trustee which with the passage of time would constitute an Indenture Event of Default referred to in Section 4.2 of the Trust Indenture, such notice shall in no event be furnished later than ten days after the Owner Trustee shall first have knowledge of such event. Subject to the terms of Section 5.3 hereof, the Owner Trustee shall take such action or shall refrain from taking such action, not inconsistent with the provisions of the Trust Indenture, with respect to such Lease Event of Default, Indenture Event of Default, Event of Loss or other event as the Owner Trustee shall be directed in writing by the Owner Participant. If the Owner Trustee shall not have received instructions as above provided within 20 days after the mailing of such notice to the Owner Participant, the Owner Trustee until instructed otherwise in accordance with the preceding sentence may, but shall be under no duty to, take or refrain from taking such action with respect to such Lease Event of Default, Indenture Event of Default, Event of Loss or other event, not inconsistent with the provisions of the Trust Indenture, as it shall deem advisable in the best interests of the Owner Participant. For all purposes of this Trust Agreement, the Lease and the other Operative Documents, in the absence of actual knowledge by a responsible officer of the Corporate Trust

Department of the Owner Trustee in his or her capacity as such, the Owner Trustee shall not be deemed to have knowledge of a Lease Event of Default, Indenture Event of Default, Event of Loss or other event referred to in this
Section 5.1 unless notified in writing by the Mortgagee, the Owner Participant or the Lessee.

     Section 5.2 Action Upon Instructions. Subject to the terms of Sections 5.1 and 5.3 hereof, upon the written instructions at any time and from time to time of the Owner Participant, the Owner Trustee will take such of the following actions, not inconsistent with the provisions of the Lease and the Trust Indenture, as may be specified in such instructions: (i) give such notice or direction or exercise such right, remedy or power hereunder or under any of the Operative Documents to which the Owner Trustee is a party or in respect of all or any part of the Trust Estate, or take such other action, as shall be specified in such instructions; (ii) take such action to preserve or protect the Trust Estate (including the discharge of any Liens) as may be specified in such instructions; (iii) approve as satisfactory to it all matters required by the terms of the Lease or the other Operative Documents to be satisfactory to the Owner Trustee, it being understood that without written instructions of the Owner Participant, the Owner Trustee shall not approve any such matter as satisfactory to it; and (iv) subject to the rights of the Lessee under the Operative Documents, after the expiration or earlier termination of the Lease, convey all of the Owner Trustee's right, title and interest in and to the Aircraft for such amount, on such terms and to such purchaser or purchasers as shall be designated in such instructions, or retain, lease or otherwise dispose of, or from time to time take such other action with respect to, the Aircraft on such terms as shall be designated in such instructions.

     Section 5.3 Indemnification. The Owner Trustee shall not be required to take or refrain from taking any action under Section 5.1 (other than the giving of the notices referred to therein) or 5.2 hereof unless the Owner Trustee shall have been indemnified by the Owner Participant or Lessee, in manner and form satisfactory to the Owner Trustee, against any liability, cost or expense (including reasonable counsel fees and disbursements) which may be incurred in connection therewith; and if the Owner Participant shall have directed the Owner Trustee to take any such action or refrain from taking any such action, the Owner Participant agrees to furnish such indemnity as shall be required and, in addition to the extent not otherwise paid pursuant to the provisions of the

Lease or of the Participation Agreement, to pay the reasonable compensation of the Owner Trustee for the services performed or to be performed by it pursuant to such direction and any reasonable fees and disbursements of counsel or agents employed by the Owner Trustee in connection therewith. The Owner Trustee shall not be required to take any action under Section 5.1 or 5.2 hereof if the Owner Trustee shall reasonably determine, or shall have been advised by counsel, that such action is contrary to the terms of any of the Operative Documents to which the Owner Trustee is a party, or is otherwise contrary to law.

     Section 5.4 No Duties Except as Specified in Trust Agreement or Instructions. The Owner Trustee shall not have any duty or obligation to manage, control, use, sell, dispose of or otherwise deal with the Aircraft or any other part of the Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with any of the Operative Documents to which the Owner Trustee is a party, except as expressly required by the terms of any of the Operative Documents to which the Owner Trustee is a party, or (to the extent not inconsistent with the provisions of the Trust Indenture) as expressly provided by the terms hereof or in a written instruction from the Owner Participant received pursuant to the terms of Section 5.1 or 5.2, and no implied duties or obligations shall be read into this Trust Agreement against the Owner Trustee. The Connecticut National Bank agrees that it will, in its individual capacity and its own cost or expense (but without any right of indemnity in respect of any such cost or expense under Section 7.1 hereof), promptly take such action as may be necessary to duly discharge and satisfy in full (i) all Lessor Liens attributable to it in its individual capacity which it is required to discharge pursuant to Section 9(g) of the Participation Agreement and otherwise comply with the terms of said section binding upon it; (ii) any liens (other than Lessor Liens attributable to it in its individual capacity) created as a result of its breach of any of its obligations under this Trust Agreement (subject to the limitations on the liability of the Owner Trustee in its individual capacity set forth in Section 6.1 hereof) on any part of the Trust Estate, or on any properties of the Owner Trustee assigned, pledged or mortgaged as part of the Trust Estate, which arise from acts of the Owner Trustee in its individual capacity, except the lien created under the Trust Indenture, the rights of Lessee under the Lease and the rights of the Owner Participant hereunder; and
(iii) any other liens or encumbrances attributable to the Owner Trustee in its individual capacity on any part of the

Trust Estate which result from claims against the Owner Trustee in its individual capacity unrelated to the ownership of the Aircraft, the administration of the Trust Estate or the transactions contemplated by the Operative Documents.

     Section 5.5 No Action Except Under Specified Documents or Instruction. The Owner Trustee shall have no power, authority or right to and agrees that it will not manage, control, use, sell, dispose of or otherwise deal with the Aircraft or any other part of the Trust Estate except (i) as expressly required by the terms of any of the Operative Documents to which the Owner Trustee is a party,
(ii) as expressly provided by the terms hereof, or (iii) as expressly provided in written instructions from the Owner Participant pursuant to Section 5.1 or
5.2 hereof.

                                  ARTICLE VI

                               THE OWNER TRUSTEE

     Section 6.1 Acceptance of Trusts and Duties. The Connecticut National Bank accepts the trusts hereby created and agrees to perform the same but only upon the terms hereof applicable to it. The Owner Trustee also agrees to receive and disburse all monies received by it constituting part of the Trust Estate upon the terms hereof. The Connecticut National Bank shall not be answerable or accountable under any circumstances, except (a) for its own willful misconduct or gross negligence, (b) for its failure (in its individual capacity) to perform its obligations under the last sentence of Section 5.4 hereof or the first sentence of Section 5.1 hereof, (c) for its or the Owner Trustee's failure to use ordinary care to disburse funds, (d) for liabilities that may result from the inaccuracy of any representation or warranty of it in its individual capacity (or from the failure by it to perform any covenant made in its individual capacity) in Section 6.3 hereof, in Section 6.3 of the Trust Indenture, in Section 4 of the Lease or in Sections 9(b), 9(c) and 9(q) of the Participation Agreement and (e) any Taxes based on or measured by any fees, commissions or other compensation received by the Owner Trustee as compensation for its services rendered as the Owner Trustee.

     Section 6.2 Absence of Certain Duties. Except in accordance with written instructions furnished pursuant to Section 5.2 hereof and except as provided in, and without limiting the generality of, Sections 3.1 and 5.4 hereof and the last sentence of

Section 9.1(b) hereof, neither the Owner Trustee nor The Connecticut National Bank shall have any duty (i) to see to any recording or filing of any Operative Document or of any supplement to any thereof or to see to the maintenance of any such recording or filing or any other filing of reports with the Federal Aviation Administration or other governmental agencies, except that The Connecticut National Bank in its individual capacity agrees to comply with the Federal Aviation Administration reporting requirements set forth in 14 CFR (S)
47.45 and 14 CFR (S) 47.51, and the Owner Trustee shall, to the extent that information for that purpose is timely supplied by Lessee pursuant to any of the Operative Documents, complete and timely submit (and furnish the Owner Participant with a copy of) any and all reports relating to the Aircraft which may from time to time be required by the Federal Aviation Administration or any government or governmental authority having jurisdiction, (ii) to see to any insurance on the Aircraft or to effect or maintain any such insurance, whether or not Lessee shall be in default with respect hereto, other than to forward to the Owner Participant copies of all reports and other written information which the Owner Trustee receives from Lessee pursuant to Section 11(c) of the Lease,
(iii) to see to the payment or discharge of any tax, assessment or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against any part of the Trust Indenture Estate or the Trust Estate, except as provided in Section 9(h) of the Participation Agreement, or (iv) to inspect Lessee's books and records with respect to the Aircraft at any time permitted pursuant to the Lease. Notwithstanding the foregoing, the Owner Trustee will furnish to the Mortgagee and the Owner Participant, promptly upon receipt thereof, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and other instruments furnished to the Owner Trustee under the Lease or any other Operative Document to which a responsible officer of the Owner Trustee reasonably believes have not been delivered to said parties.

     Section 6.3 No Representations or Warranties as to Certain Matters. NEITHER THE OWNER TRUSTEE NOR THE CONNECTICUT NATIONAL BANK IN ITS INDIVIDUAL CAPACITY MAKES OR SHALL BE DEEMED TO HAVE MADE (a) ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, VALUE, CONDITION, DESIGN, OPERATION, MERCHANTABILITY OR FITNESS FOR USE OF THE AIRCRAFT OR ANY PART THEREOF, OR ANY OTHER REPRESENTATION OR WARRANTY WITH RESPECT TO THE AIRCRAFT WHATSOEVER, except that The Connecticut National Bank in its individual capacity warrants that on the Closing Date it shall be in compliance with the last sentence of Section 5.4 hereof and shall have received whatever title was conveyed to it by the Lessee and that the Aircraft shall during the term of the Lease be free of Lessor Liens attributable to The Connecticut National Bank in its individual capacity, or (b) any representation or warranty as to the validity, legality or enforceability of this Trust Agreement or any Operative Document to which the Owner Trustee is a party, or any other document or instrument, or as to the correctness of any statement contained in any thereof except to the extent that any such statement is expressly made herein or therein by such party as a representation by The Connecticut National Bank in its individual capacity or by the Owner Trustee as the case may be and except that The Connecticut National Bank in its individual capacity hereby represents and warrants that this Trust Agreement has been, and (assuming due authorization, execution and delivery by the Owner Participant of this Trust Agreement) the Operative Documents to which it or the Owner Trustee is a party have been (or at the time of execution and delivery of any such instrument by it or the Owner Trustee hereunder or pursuant to the terms of the Participation Agreement that such an instrument will be) duly executed and delivered by one of its officers who is or will be, as the case may be, duly authorized to execute and deliver such instruments on behalf of itself or the Owner Trustee, as the case may be, and that this Agreement has been duly authorized, executed and delivered by The Connecticut National Bank and constitutes the legal, valid and binding obligation of The Connecticut National Bank enforceable against The Connecticut National Bank in accordance with its terms.

     Section 6.4 No Segregation of Monies Required; No Interest. Monies received by the Owner Trustee hereunder need not be segregated in any manner except to the extent required by law, and may be deposited under such general conditions as may be prescribed by law, and the Owner Trustee shall not, except as provided in Section 22 of the Lease, be liable for any interest thereon.

     Section 6.5 Reliance Upon Loan Certificates, Counsel and Agents. The Owner Trustee shall incur no liability to anyone in acting in reliance upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties. Unless other evidence in respect thereof is specifically prescribed herein, any request, direction, order or demand of the Owner Participant or Lessee mentioned herein or in any of the Operative Documents to which the Owner Trustee is a party shall be sufficiently evidenced by written instruments signed by the Chairman of the Board, the President, any Vice President or any other officer and in the name of the Owner Participant or Lessee, as the case may be. The Owner Trustee may accept a copy of a resolution of the Board of Directors or Executive Committee of Lessee, certified by the Secretary or an Assistant Secretary of Lessee as duly adopted and in full force and effect, as conclusive evidence that such resolution has been duly adopted by said Board or Committee and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically described herein, the Owner Trustee may for all purposes hereof rely on a certificate signed by the Chairman of the Board, the President, any Vice President or any other officer of Lessee, as to such fact or matter, and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon. In the administration of trusts hereunder, the Owner Trustee may execute any of the trusts or powers hereof and perform its powers and duties hereunder directly or through agents or attorneys and may, at the expense of the Trust Estate, consult with counsel, accountants and other skilled persons to be selected and employed by it. The Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons and the Owner Trustee shall not be liable for the negligence of any such counsel, accountant or other skilled person appointed by it with due care hereunder.

     Section 6.6 Not Acting in Individual Capacity. In acting hereunder, the Owner Trustee acts solely as trustee and not in its individual capacity except as otherwise expressly provided herein; and, except as may be otherwise expressly provided in this Trust Agreement, the Lease, the Participation Agreement and the Trust Indenture, all persons having any claim against the Owner Trustee by reason of the transactions contemplated hereby shall look only to the Trust Estate for payment or satisfaction thereof.

     Section 6.7 Fees; Compensation. The Owner Trustee shall be entitled to receive compensation, reasonable as regards its responsibilities hereunder, together with reimbursement within three (3) months of its request for all reasonable expenses incurred or made by it in accordance with any of the provisions of this Trust Agreement or any other Operative Document (including the reasonable compensation and the expenses of its counsel, accountants or other skilled persons and of all other persons not regularly in its employ). If a Lease Event of Default, Indenture Event of Default or Event of Loss shall occur and be continuing or if the Lease or the Trust Indenture is declared to be in default, the Owner Trustee shall be entitled to receive compensation, reasonable as regards its additional responsibilities hereunder, and payment or reimbursement for its expenses as provided above. Pursuant to the last paragraph of Section 7(c) of the Participation Agreement and subject to Section 17 thereof, Lessee shall be required to pay the fees of the Owner Trustee comprising the compensation and reimbursement of expenses to which the Owner Trustee is entitled under this Section 6.7. Except as otherwise expressly provided in this Trust Agreement and the other Operative Documents, neither the Owner Participant nor the Trust Estate shall have any liability for any such fees and expenses.

      Section 6.8 Tax Returns. The Owner Trustee shall be responsible for the keeping of all appropriate books and records relating to the receipt and disbursement of all monies under this Trust Agreement or any agreement contemplated hereby. The Owner Participant shall be responsible for causing to be prepared and filed all income tax returns required to be filed by the Owner Participant. The Owner Trustee shall be responsible for causing to be prepared, at the request of the Owner Participant, all income tax returns required to be filed with respect to the trust created hereby and shall execute and file such returns. The Owner Participant, upon request, will furnish the Owner Trustee with all such information as may be reasonably required from the Owner Participant in connection with the preparation of such income tax returns. The Owner Trustee will give the Owner Participant upon request such information concerning receipts and disbursements by it with respect to the Trust Estate as would be helpful to the Owner Participant in preparing its tax returns.

                                 ARTICLE VII

                  INDEMNIFICATION OF THE CONNECTICUT NATIONAL
                           BANK BY OWNER PARTICIPANT

      Section 7.1 Owner Participant to Indemnify The Connecticut National
Bank. The Owner Participant hereby agrees, whether or not any of the transactions contemplated hereby shall be consummated, to assume liability for, and hereby indemnify, protect, save and keep harmless The Connecticut National Bank in its individual capacity and its successors, assigns, legal representatives, agents and servants, from and against any and all liabilities, obligations, losses, damages, penalties, taxes (excluding any taxes payable by The Connecticut National Bank it its individual capacity on or measured by any compensation received by The Connecticut National Bank in its individual capacity for its services hereunder), claims, actions, suits, costs, expenses or disbursements (including, without limitation, reasonable legal fees and expenses, and including without limitation any liability of an owner, any strict liability and any liability without fault) of any kind and nature whatsoever which may be imposed on, incurred by or asserted against The Connecticut National Bank in its individual capacity (whether or not also indemnified against by Lessee under the Lease or under the Participation Agreement or also indemnified against by any other person) in any way relating to or arising out of this Trust Agreement or any of the Operative Documents or the enforcement of any of the terms of any thereof, or in any way relating to or arising out of the manufacture, purchase, acceptance, nonacceptance, rejection, ownership, delivery, lease, possession, use, operation, condition, sale, return or other disposition of the Aircraft (including, without limitation, latent and other defects, whether or not discoverable, and any claim for patent, trademark or copyright infringement), or in any way relating to or arising out of the administration of the Trust Estate or the action or inaction of the Owner Trustee or The Connecticut National Bank in its individual capacity hereunder, except (a) in the case of willful misconduct or gross negligence on the part of the Owner Trustee or The Connecticut National Bank in its individual capacity in the performance or nonperformance of its duties hereunder or (b) those claims resulting from the inaccuracy of any representation or warranty of The Connecticut National Bank in its individual capacity (or from the failure of The Connecticut National Bank in its individual capacity (or from the failure of The Connecticut National Bank in its individual capacity to perform any of its covenants) in Section 6.3 hereof, in Section 6.3 of the Trust Indenture, in
Section 4 of the Lease, in Sections 9(b), 9(c), 9(g) or 9(q) of the Participation Agreement or elsewhere in any of the other Operative Documents or
(c) as may result from a breach by The Connecticut National Bank in its individual capacity of its covenant in the last sentence of Section 5.4 hereof or (d) in the case of the failure to use ordinary care on the part of the Owner Trustee or The Connecticut National Bank in its individual capacity in the disbursement of funds or (e) those arising or resulting from any of the matters described in the last sentence of Section 6.1 hereof or (f) for so long as Lessee's obligation to indemnify the Owner Trustee and The Connecticut National Bank pursuant to the Participation Agreement is in effect, as otherwise excluded by the terms of Section 7(b) or 7(c) of the Participation Agreement from Lessee's general indemnity or general tax indemnity to the Owner Trustee or The Connecticut National Bank, as the case may be, thereunder. The indemnities contained in this Section 7.1 extend to The Connecticut National Bank only in its individual capacity and shall not be construed as indemnities of the Trust Indenture Estate or the Trust Estate (except to the extent, if any, that The Connecticut National Bank in its individual capacity has been reimbursed by the Trust Indenture Estate or the Trust Estate for amounts covered by the indemnities contained in this Section 7.1). The indemnities contained in this Section 7.1 shall survive the termination of this Trust Agreement. In addition, if necessary, The Connecticut National Bank in its individual capacity shall be entitled to indemnification from the Trust Estate, subject to the Lien of the Trust Indenture, for any liability, obligation, loss, damage, penalty, tax, claim, action, suit, cost, expense or disbursement indemnified against pursuant to this Section 7.1 to the extent not reimbursed by Lessee, the Owner Participant or others, but without releasing any of them from their respective agreements of reimbursement; and to secure the same The Connecticut National Bank in its individual capacity shall have a lien on the Trust Estate, subject to the lien of the Trust Indenture, which shall be prior to any interest therein of the Owner Participant. The payor of any indemnity under this Article VII shall be subrogated to any right of the person indemnified in respect of the matter as to which such indemnity was paid.

                                 ARTICLE VIII

                   TRANSFER OF AN OWNER PARTICIPANT'S INTEREST

        Section 8.1 Transfer of Interests. All provisions of Section 9(k) of the Participation Agreement shall (with the same force and effect as if set forth in full in this Section 8.1) be applicable to any assignment, conveyance or other transfer by the Owner Participant of any of its right, title or interest in and to the Participation Agreement, the Trust Estate or this Trust Agreement. If there is more than one Owner Participant, no assignment, conveyance or other transfer by an Owner Participant of any of its right, title or interest in and to this Trust Agreement or the Trust Estate shall be valid unless each other Owner Participant's prior written consent is given to such assignment, conveyance or other transfer.

                                 ARTICLE IX

                      SUCCESSOR OWNER TRUSTEES; CO-TRUSTEES

     Section 9.1 Resignation of Owner Trustee; Appointment of Successor. (a) Resignation or Removal. The Owner Trustee or any successor Owner Trustee shall promptly resign upon an officer in its Corporate Trust Department obtaining actual knowledge that it is not a "citizen of the United States" within the meaning of Section 101(16) of the Federal Aviation Act (in which case the Owner Participant will immediately appoint a successor Owner Trustee reasonably acceptable to the Lessee) and may resign at any time without cause by giving at least 60 days' prior written notice to the Owner Participant, the Mortgagee and the Lessee, such resignation to be effective upon the acceptance of appointment by the successor Owner Trustee under Section 9.1(b). In addition, the Owner Participant may at any time remove the Owner Trustee, without cause, by giving notice to the Mortgagee and the Lessee, such removal to be effective upon the acceptance of appointment by the successor Owner Trustee under Section 9.1(b), which successor Owner Trustee is reasonably acceptable to the Lessee. In the case of the resignation or removal of the Owner Trustee, the Owner Participant may appoint a successor Owner Trustee by an instrument in writing, which successor Owner Trustee shall be reasonably acceptable to the Lessee. If a successor Owner Trustee shall not have been appointed within 30 days after such notice of resignation or removal, the Owner Trustee, the Owner Participant, Lessee or the Mortgagee may apply to any court of competent jurisdiction to appoint a successor Owner Trustee to act until such time, if any, as a successor shall have been appointed as above provided. Any successor Owner Trustee so appointed by such court shall immediately and without further act be superseded by any successor Owner Trustee appointed as above provided.

      (b) Execution and Delivery of Documents, etc. Any successor Owner Trustee, however appointed, shall execute and deliver to the predecessor Owner Trustee an instrument accepting such appointment, and thereupon such successor Owner Trustee, without further act, shall become vested with all the estates, properties, rights, powers, duties and trusts of the predecessor Owner Trustee in the trusts hereunder with like effect as if originally named the Owner Trustee herein; but nevertheless, upon the written request of such successor Owner Trustee, such predecessor Owner Trustee shall execute and deliver an instrument transferring to such successor Owner Trustee, upon the trusts herein expressed, all the estates, properties, rights powers and trusts of such predecessor Owner Trustee, and such predecessor Owner Trustee shall duly assign, transfer, deliver and pay over to such successor Owner Trustee all monies or other property then held by such predecessor Owner Trustee upon the trusts herein expressed. Upon the appointment of any successor Owner Trustee hereunder, the predecessor Owner Trustee will execute such documents as are provided to it by such successor Owner Trustee and will take such further actions as are requested of it by such successor Owner Trustee as are reasonably required to cause registration of the Aircraft included in the Trust Estate to be transferred upon the records of the Federal Aviation Administration, or other governmental authority having jurisdiction, into the name of the successor Owner Trustee.

      (c) Qualification. Any successor Owner Trustee however appointed, shall be a "citizen of the United States" within the meaning of Section 101(16) of the Federal Aviation Act and shall also be a bank or trust company organized under the laws of the United States or any state thereof having a combined capital and surplus of at least $100,000,000, if there be such an institution willing, able and legally qualified to perform the duties of the Owner Trustee hereunder upon reasonable or customary terms. No such successor trustee shall (i) be located in a jurisdiction which creates adverse consequences for the Lessee (unless such circumstances would be created by substantially all jurisdictions where major banking or trust institutions are located) or (ii) charge fees for its services as an Owner Trustee in excess of the then prevailing market rates for such services (unless the Owner Participant agrees with Lessee that, notwithstanding the last paragraph of Section 7(c) of the Participation Agreement, it and not the Lessee shall be liable for such excess).

      (d) Merger, etc. Any corporation into which The Connecticut National Bank may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which The Connecticut National Bank shall be a party, or any corporation which substantially all the corporate trust business of The Connecticut National Bank may be transferred, shall, subject to the terms of Section 9.1(c) hereof, be the Owner Trustee hereunder without further act.

      Section 9.2 Co-Trustees and Separate Trustees. If at any time it shall be necessary or prudent in order to conform to any law of any jurisdiction in which all or any part of the Trust Estate is located, or the Owner Trustee, being advised by counsel shall determine that it is so necessary or prudent in the interest of the Owner Participant or the Owner Trustee, or the Owner Trustee shall have been directed to do so by the Owner Participant, the Owner Trustee and the Owner Participant shall execute and deliver an agreement supplemental hereto and all other instruments and agreements necessary or proper to constitute another bank or trust company or one or more persons (any and all of which shall be a "citizen of the United States" as defined in Section 101(16) of the Federal Aviation Act) approved by the Owner Trustee and the Owner Participant, either to act as co-trustee, jointly with the Owner Trustee, or to act as separate trustee hereunder (any such co-trustee or separate trustee being herein sometimes referred to as an "additional trustee"). In the event the Owner Participant shall not have joined in the execution of such agreements supplemental hereto within ten days after the receipt of a written request from the Owner Trustee so to do, or in case a Lease Event of Default, Indenture Event of Default or an Event of Loss shall occur and be continuing, the Owner Trustee may act under the foregoing provisions of this Section 9.2 without the concurrence of the Owner Participant; and the Owner Participant hereby appoints the Owner Trustee its agent and attorney-in-fact to act for it under the foregoing provisions of this Section 9.2 in either of such contingencies.

     Every additional trustee hereunder shall, to the extent permitted by law, be appointed and act, and the Owner Trustee and its successors shall act, subject to the following provisions and conditions:

     (A) All powers, duties, obligations and rights conferred upon the Owner Trustee in respect of the custody, control and management of monies, the Aircraft or documents authorized to be delivered hereunder or under the Participation Agreement shall be exercised solely by the Owner Trustee;

     (B) all other rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred or imposed upon and exercised or performed by the Owner Trustee and such additional trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (including the holding of title to the Trust Estate) the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such additional trustee;

      (C) no power given to, or which it is provided hereby may be exercised by, any such additional trustee shall be exercised hereunder by such additional trustee, except jointly with, or with the consent in writing of, the Owner Trustee;

      (D) no trustee hereunder shall be personally liable by reason of any action or omission of any other trustee hereunder;

      (E) the Owner Participant, at any time, by an instrument in writing may remove any such additional trustee. In the event that the Owner Participant shall not have joined in the execution of any such instrument within ten days after the receipt of a written request from the Owner Trustee so to do, the Owner Trustee shall have the power to remove any such additional trustee without the concurrence of the Owner Participant; and the Owner Participant hereby appoints the Owner Trustee its agent and attorney-in-fact for it in such connection in such contingency; and

      (F) no appointment of, or action by, any additional trustee will relieve the Owner Trustee of any of its obligations under, or otherwise affect any of the terms of, the Trust Indenture or affect the interests of the Mortgagee or the Certificate Holders in the Trust Indenture Estate.

                                   ARTICLE X

                          SUPPLEMENTS AND AMENDMENTS
                    TO TRUST AGREEMENT AND OTHER DOCUMENTS

      Section 10.1 Supplements and Amendments and Delivery Thereof. (a) Supplement and Amendments. Subject to Section 11 of the Participation Agreement, this Trust Agreement may not be amended, supplemented or otherwise modified except by an instrument in writing signed by the Owner Trustee and the Owner Participant. Subject to Section 10.2 hereof and Section 11(B) of the

Participation Agreement, the Owner Trustee will execute any amendment, supplement or other modification of this Trust Agreement or of any other Operative Documents to which the Owner Trustee is a party which it is requested to execute by the Owner Participant, except that the Owner Trustee shall not execute any such amendment, supplement or other modification which, by the express provisions of any of the above documents, requires the consent of any other party unless such consent shall have been obtained; and provided that, without the prior written consent of the Owner Participant, (i) no such supplement, amendment or modification shall (A) modify any of the provisions of this Section 10.1, (B) reduce, modify or amend any indemnities in favor of the Owner Participant as set forth in Section 7 of the Participation Agreement or in the Tax Indemnity Agreement, (C) reduce the amount or extend the time of payment of Basic Rent, Supplemental Rent, Termination Value or Stipulated Loss Value for the Aircraft as set forth in the Lease (except in accordance with Section 3 of the Lease) and (ii) no such supplement, amendment or modification shall require the Owner Participant to invest or advance funds or shall entail any additional personal liability or the surrender of any indemnification, claim or individual right on the part of the Owner Participant with respect to any agreement or obligation.

      (b) Delivery of Amendments and Supplements to Certain Parties. A signed copy of each amendment or supplement referred to in Section 10.1(a) hereof shall be delivered promptly by the Owner Trustee to the Mortgagee and the Lessee.

      Section 10.2 Discretion as to Execution of Documents. Prior to executing any document required to be executed by it pursuant to the terms of Section 10.1 hereof, the Owner Trustee shall be entitled to receive an opinion of its counsel to the effect that the execution of such document is authorized hereunder. If in the opinion of the Owner Trustee any such document adversely affects any right, duty, immunity or indemnity in favor of the Owner Trustee hereunder or under any other Operative Document to which the Owner Trustee is a party, the Owner Trustee may in its discretion decline to execute such document.

      Section 10.3 Absence of Requirements as to Form. It shall not be necessary for any written request furnished pursuant to Section 10.1 hereof to specify the particular form of the proposed documents to be executed pursuant to such Section, but it shall be sufficient if such request shall indicate the substance thereof.

      Section 10.4 Distribution of Documents. Promptly after the execution by the Owner Trustee of any document entered into pursuant to Section 10.1 hereof, the Owner Trustee shall mail, by certified mail, postage prepaid, a conformed copy thereof to the Owner Participant, but the failure of the Owner Trustee to mail such conformed copy shall not impair or affect the validity of such document.

      Section 10.5 No Request Needed as to Lease Supplement and Indenture Supplement. No written request pursuant to Section 10.1 hereof shall be required to enable to Owner Trustee to enter into the Lease Supplement covering the Aircraft with Lessee pursuant to the terms of the Lease and Section 3.1 hereof and the Indenture Supplement pursuant to the terms of the Trust Indenture and
Section 3.1 hereof.

                                  ARTICLE XI

                                 MISCELLANEOUS

      Section 11.1 Termination of Trust Agreement. This Trust Agreement and the trusts created hereby shall be of no further force or effect upon the earlier of
(a) both the final discharge of the Trust Indenture pursuant to Section 10.1 thereof and the sale or other final disposition by the Owner Trustee of all property constituting part of the Trust Estate and the final distribution by the Owner Trustee of all monies or other property or proceeds constituting part of the Trust Estate in accordance with Article IV hereof, provided that at such time Lessee shall have fully complied with all of the terms of the Lease and the Participation Agreement or (b) twenty-one years less one day after the death of the last survivor of all of the descendants of the grandparents of David C. Rockefeller living on the date of the earliest execution of this Trust Agreement by any party hereto; otherwise this Trust Agreement and the trusts created hereby shall continue in full force and effect in accordance with the terms hereof. Notwithstanding the foregoing, this Trust Agreement and the trusts created hereby shall terminate and the Trust Estate shall be distributed to the Owner Participant, and this Trust Agreement shall be of no further force and effect, upon the election of the Owner Participant by notice to the Owner Trustee, if such notice shall be accompanied by the written agreement (in form and substance reasonably satisfactory to the Owner Trustee) of the Owner Participant assuming all the obligations of the Owner Trustee as such under or contemplated by the Operative Documents or incurred by it as trustee hereunder and releasing the Owner Trustee as such therefrom; but no such election shall be effective until the release of the lien of the Trust Indenture on the Indenture Estate, nor until full payment of the principal of, premium (if any) and interest on, the Loan Certificates and of all other amounts owing under the Trust Indenture.

      Section 11.2 Owner Participant Has No Legal Title in Trust Estate. The Owner Participant shall not have legal title to any part of the Trust Estate. No transfer, by operation of law or otherwise, of any right, title and interest of the Owner Participant in and to the Trust Estate hereunder shall operate to terminate this Trust Agreement or the trusts hereunder or entitle any successors or transferees of the Owner Participant to an accounting or to the transfer of legal title to any part of the Trust Estate.

      Section 11.3 Assignment, Sale, etc. of Aircraft. Any assignment, sale, transfer or other conveyance of the Aircraft by the Owner Trustee made pursuant to the terms hereof or of the Lease, the Trust Indenture or the Participation Agreement shall bind the Owner Participant and shall be effective to transfer or convey all right, title and interest of the Owner Trustee and the Owner Participant in and to the Aircraft. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such assignment, sale, transfer or conveyance or as to the application of any sale or other proceeds with respect thereto by the Owner Trustee.

      Section 11.4 Trust Agreement for Benefit of Certain Parties Only. Except for the terms of the Participation Agreement incorporated in Article VIII hereof and except as otherwise provided in Article IX and Sections 10.1, 11.1 and 11.13 hereof, nothing herein, whether express or implied, shall be construed to give any person other than the Owner Trustee and the Owner Participant any legal or equitable right, remedy or claim under or in respect of this Trust Agreement; but this Trust Agreement shall be held to be for the sole and exclusive benefit of the Owner Trustee and the Owner Participant.

      Section 11.5 Citizenship of the Owner Participant. If at any time there shall be more than one Owner Participant, then the

Owner Participant who shall cease to be a "citizen of the United States" as defined in Section 101(16) of the Federal Aviation Act of 1958, as amended, shall have no voting or similar rights hereunder and shall have no right to direct, influence or limit the exercise of, or to prevent the direction or influence of, or place any limitation on the exercise of, the Owner Trustee's authority or to remove the Owner Trustee.

      Section 11.6 Notices. All notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid, or by telecopier, or by prepaid courier service, and shall be deemed to be given for purposes of this Agreement on the day that such writing is delivered or, if sent by registered or certified mail, three Business Days after being deposited in the mails addressed to the intended recipient thereof in accordance with the provisions of this Section
11.6. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section 11.6, notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses (or to their respective telecopier numbers) as follows: (A) if to Lessee, the Owner Trustee, the Loan Participants, the Mortgagee or the original Owner Participant, to the respective addressees set forth in the Participation Agreement, or (B) if to a subsequent Owner Participant, addressed to such subsequent Owner Participant at such address as such subsequent Owner Participant shall have furnished by notice to the parties hereto or (C) if to any subsequent Certificate Holder, addressed to such Certificate Holder at its address as set forth in the Loan Certificate register maintained pursuant to Section 2.7 of the Trust Indenture.

      Section 11.7 Severability. Subject to Sections 11.6 and 11.12 hereof, any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extend of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      Section 11.8 Waivers, etc. No term or provision hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing entered into in compliance with the terms of Article X hereof; and any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

      Section 11.9 Counterparts. This Trust Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

      Section 11.10 Binding Effect, etc. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Owner Trustee and its successors and assigns, and the Owner Participant, its successors and, to the extent permitted by Article VIII hereof, its assigns. Any request, notice, direction, consent, waiver or other instrument or action by the Owner Participant shall bind its successors and assigns. Any Owner Participant which shall cease to have any ownership interest shall thereupon cease to be a party hereto or an Owner Participant for any reason and shall have no further obligations hereunder.

      Section 11.11 Headings; References. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

      Section 11.12 Governing Law. This Trust Agreement shall in all respects be governed by, and construed in accordance with, the internal laws of the State of Connecticut, including all matters of construction, validity and performance.

      Section 11.13 Authorization to Owner Trustee for Trust Indenture. Notwithstanding any contrary provision in this Trust Agreement, the Owner Trustee is hereby authorized and instructed to enter into and perform fully the Trust Indenture. This provision is for the benefit of the Owner Trustee and the Mortgagee and the holders from time to time of the Loan Certificates and shall not be changed prior to the termination of the Trust Indenture pursuant to the terms hereof.

      Section 11.14 Limitation on Owner Participant's Liability. The Owner Participant shall not have any liability for the performance of this Trust Agreement, except as expressly set forth herein.

                   *         *         *         *         *

     IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                              GENERAL FOODS CREDIT CORPORATION



                              By:____________________________

                              Title:_________________________



                              THE CONNECTICUT NATIONAL BANK



                              By:____________________________

                              Title:_________________________


                                       28